Exhibit 10.45

THIS PARTNERSHIP AGREEMENT is entered into on ______________ (“Agreement”)

BETWEEN

(1)	REVEILLON GROUP LIMITED (BVI Company No. ), a company incorporated in the British Virgin Islands and having its business address (“RG”)

AND

(2)	SMART BRIDGE TECHNOLOGIES LIMITED (BVI Company No. ), a company incorporated in the British Virgin Islands and having its business address at (“Smart Bridge”);

(RG and Smart Bridge are hereinafter collectively referred to as “Parties” and “Party” means any one of them).

WHEREAS:

(A)	RG is a luxury hospitality and lifestyle company with expertise in designing, developing, and operating premium consumer experiences, loyalty programs, and immersive environments that integrate cultural, commercial, and digital engagement activities across its global hospitality network.

(B)	Smart Bridge is a technology company specializing in artificial intelligence (“AI”)-powered automation, enterprise IT solutions, digital transformation, digital asset ecosystems, and advisory services relating to real-world asset (RWA) tokenization and blockchain-enabled financial solutions.

(C)	The Parties desire to collaborate to co-develop and operate a comprehensive digital lifestyle ecosystem, temporarily designated as the “X World Rewards System” (“Initiatives”), integrating real-world consumer engagement, digital asset tokenization, and AI-powered analytics to create innovative monetization and engagement opportunities across RG’s global hospitality network.

NOW THEREFORE in consideration of the mutual promises and covenants herein contained, the Parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	For the purposes of this Agreement:

“Agreement”	means this Agreement and all amendments, modifications and supplementals thereto from time to time in accordance with the terms herein;

“Confidential Information”	has the meaning ascribed to it in Clause 6.1 of this Agreement;

“Effective Date”	means the date of this Agreement;

“Initiatives”	has the meaning ascribed to it in Recital C;

“Intellectual Property” or “IP”	means all current and future intellectual property rights, whether registered or unregistered, in any jurisdiction, including but not limited to:

(a) patents, patent applications, and invention disclosures;

(b) copyrights, moral rights, and related rights;

(c) trademarks, service marks, trade names, logos, brand identities, and domain names;

(d) trade secrets, know-how, technical information, and confidential information;

(e) designs, industrial designs, and design rights;

(f) database rights;

(g) software, code, algorithms, AI models, digital assets, and NFTs; and

(h) any rights in derivatives, improvements, or modifications of the foregoing.

“Jointly Developed IP”	has the meaning ascribed to it in Clause 4.2(d) of this Agreement;

“Pre-Existing IP”	has the meaning ascribed to it in Clause 4.1 of this Agreement; and

“Revenue Sharing Schedule”	means the written schedule, methodology, or agreement, as may be updated or supplemented from time to time, that sets out the calculation, allocation, and distribution of all revenues, profits, fees, or other financial benefits generated from the Initiative.

2.	PURPOSE

2.1	The purpose of this Agreement is to establish the terms and conditions under which the Parties will collaborate on the Initiative, including the design, development, operation, and commercialization of the X World Rewards System, a digital lifestyle ecosystem converting consumer engagement into digital assets across RG’s global hospitality network.

2.2	The Parties acknowledge that this collaboration aims to integrate digital assets, real-world consumer behavior, and AI-powered analytics to create innovative monetization opportunities, enhance user engagement, and generate both community and commercial value.

3.	SCOPE OF COLLABORATION

3.1	RG’s responsibilities:

(a)	provide access to RG’s global hospitality network to enable consumer engagement and ecosystem integration;

(b)	design and implement premium guest experiences, loyalty programs, and immersive digital-physical (“phygital”) interactions;

(c)	support commercial activities within the ecosystem, including token utilization, consumer onboarding, and rewards redemption; and

(d)	manage marketing, customer engagement and operational coordination across participating venues.

3.2	Smart Bridge’s responsibilities:

(a)	lead the design, development, and ongoing management of the X World Rewards System platform;

(b)	provide AI-powered analytics and tools to enhance consumer engagement and digital asset monetization, including the secure issuance, tokenization and protection of digital assets and associated intellectual property;

(c)	facilitate phygital experiences linking digital rewards to real-world interactions;

(d)	implement automated token-based monetization mechanisms, including royalties, incentives, and loyalty rewards; and

(e)	provide technical support, platform maintenance, and continuous system enhancements.

3.3	Joint responsibilities:

(a)	develop marketing and promotional strategies for the Initiatives;

(b)	monitor KPIs, revenue and platform performance; and

(c)	ensure legal and regulatory compliance in all jurisdictions of operation.

4.	INTELLECTUAL PROPERTY

4.1	Ownership of Pre-Existing IP

(a)	Each Party retains ownership of its Intellectual Property that existed prior to the Effective Date or was developed independently outside the Initiative (“Pre-Existing IP”).

(b)	No rights, licenses, or interests in a Party’s Pre-Existing IP are granted to the other Party except as expressly provided in this Agreement.

4.2	Ownership of Developed IP

(a)	Intellectual Property created solely by Smart Bridge in connection with the X World Rewards System, including platform architecture, AI-powered analytics, digital asset/tokenization mechanisms, smart contracts, phygital experience technology, and related software, shall remain the sole property of Smart Bridge.

(b)	Intellectual Property created solely by RG in connection with the X World Rewards System, including branding, consumer experience design, loyalty program concepts, operational processes, and marketing materials, shall remain the sole property of RG.

(c)	Intellectual Property developed jointly by the Parties in the course of the Initiative (“Jointly Developed IP”) shall be jointly owned. The Parties shall determine in writing, on a case-by-case basis, the terms governing:

(i)	rights to use, license, and commercialize the Jointly Developed IP;

(ii)	allocation of revenues from commercialization;

(iii)	registration, maintenance, and enforcement responsibilities;

(iv)	procedures for resolution of disputes regarding ownership or usage.

4.3	Licenses

(a)	Each Party grants the other a non-exclusive, royalty-free, revocable license to use its Pre-Existing IP solely for the performance of its obligations under this Agreement.

(b)	Any license granted under this Section is limited to the duration of the Agreement and does not convey ownership.

(c)	Any additional commercial use of a Party’s IP outside the Initiative shall require a separate written license agreement.

4.4	Trademarks, Branding, and Marketing IP

(a)	Each Party retains ownership of its trademarks, logos and branding elements.

(b)	The Parties agree not to use the other Party’s branding or logos without prior written consent, except for promotional materials related to the Initiative, in which case the use must be pre-approved.

(c)	Any co-branded materials shall clearly identify the respective ownership of the Parties’ IP.

4.5	Protection and Enforcement

(a)	The Parties agree to promptly notify each other of any infringement, misappropriation, or unauthorized use of their respective IP related to the Initiative.

(b)	Each Party shall have the first right, but not the obligation, to enforce its own IP rights. Costs of enforcement shall be allocated according to mutual agreement or as specified in the Joint IP Agreement for jointly owned IP.

(c)	The Parties shall cooperate in any reasonable enforcement action, including providing evidence, testimony or technical support.

4.6	Moral Rights and Attribution

(a)	Each Party agrees to respect the moral rights of creators and other contributors to content or technology developed under the Initiative.

(b)	Attribution shall be provided where appropriate, and neither Party shall remove or obscure authorship or branding without consent.

4.7	IP Warranties and Indemnification

(a)	Each Party warrants that, to the best of its knowledge, any IP it contributes or licenses under this Agreement does not infringe third-party rights.

(b)	Each Party shall indemnify the other against claims arising from infringement of third-party IP related to its own Pre-Existing IP or contributions.

4.8	Survival

The provisions of this Section 4 shall survive the expiration or termination of this Agreement for any reason.

5.	FINANCIAL ARRANGEMENTS

5.1	Each Party shall bear its own costs unless otherwise agreed.

5.2	Revenue generated from the Initiative shall be shared according to a Revenue Sharing Schedule, to be agreed separately.

5.3	The Parties may establish joint accounts or wallets for managing shared revenues.

5.4	All payments under this Agreement shall be made in United States Dollars (USD), unless otherwise agreed in writing by the Parties, and shall be subject to applicable taxes, duties, or withholding requirements in the relevant jurisdictions.

6.	TERM

6.1	The term of this Agreement shall commence on the date of this Agreement and shall continue for a period of two (2) years (“Term”), unless otherwise terminated in accordance with Clause 6.2 below.

6.2	Either party herein may terminate this Engagement Letter at any time by providing sixty (60) days’ prior written notice to the other party.

7.	CONFIDENTIAL INFORMATION

7.1	“Confidential Information” shall mean:

7.1.1	any information, materials, records and/or documents which is disclosed by or on behalf of either Party in relation to the transaction or the business or operations of either Party or its affiliates, regardless of form in which such information was communicated or maintained, whether in written, electronic or machine readable form or orally, whether or not such information is specifically identified or designated as proprietary or confidential of the Parties or its affiliates, including but not limited to specifications, data, know-how, formulae, compositions, processes, designs, intellectual property, sketches, photographs, graphs, drawings, diagrams, artwork, videos, inventions and ideas, agreements, documents, analyses, reports, business plans, studies, notes, projections, compilations, marketing information, research and development, manufacturing or distribution methods and processes, customer lists, price lists, customer requirements, trade secrets or information which is capable of protection at law or equity as confidential information, any information derived or produced partly or wholly from or that reflects the above information (including any notes, reports, analyses, compilations, studies, files or other documents or materials) and/or other materials that contain information which is of commercial, economical, technical and/or business value because of its nature, whether the information was disclosed on or after the date of this Agreement;

7.1.2	without limitation (i) the fact that both the Parties have entered into this Agreement or that Confidential Information has been made available to both Parties; (ii) any information relating to the Parties or its affiliates, including without limitation information relating to the Parties or its affiliates’ marketing and operational data and strategies; (iii) any information relating to the Parties’ businesses; and (iv) any information relating to the object and scope of any potential or actual business relationship between the Parties.

7.2	The non-disclosure obligations of the Parties shall not apply to information that:

7.2.1	is or becomes a part of the public domain without breach of this Agreement and through no act or omission of the Parties or its affiliates;

7.2.2	has been independently developed by the Parties or its affiliates through the efforts of their employees or agents who have not had access to the Confidential Information;

7.2.3	can be reasonably demonstrated to have been disclosed or made available to the Parties or its affiliates on a non-confidential basis by a third-party having a right to do so and who did not, directly or indirectly, receive the Confidential Information through a party who discloses the same in breach of its own confidentiality obligation;

7.2.4	is required to be disclosed by order of a court or arbitration tribunal of competent jurisdiction, provided that so far as permissible under the law, the Party or its affiliate shall have immediately notified the other Party in writing prior to the disclosure so as to enable the Party and its affiliates to seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. Both Parties shall also cooperate in seeking and utilizing any such protective order or other remedy. The Parties shall not affect any disclosure that is more extensive than that required by such order of a court or arbitration tribunal and shall take all reasonable actions to seek confidential treatment of the Confidential Information disclosed; and

7.2.5	disclosure has been authorized with the prior written approval of the Parties ,

Provided always that the foregoing exceptions shall not apply to information relating to any combination of features or any combination of items of information merely because information relating to one or more of the relevant individual features or one or more of the relevant items (but not the combination itself) falls within any one or more of such exceptions.

8.	RETURN OF CONFIDENTIAL INFORMATION

Upon receipt of a written request at any time from the Party, the other Party shall, at its sole and absolute discretion: (i) promptly deliver to the Party all documents and materials containing Confidential Information; or (ii) promptly destroy, and procure that its affiliates destroy, all documents and materials containing Confidential Information.

9.	REPRESENTATIONS AND WARRANTIES

9.1	Each Party represents that it has the legal authority to enter into this Agreement and perform its obligations.

9.2	Each Party warrants that the performance of its obligations under this Agreement will not infringe the rights of any third party.

10.	INDEMNITY

Both Parties agree to indemnify and hold harmless the other Party, its respective affiliates, officers, agents, employees, and permitted successors and assigns against any and all claims, losses, losses, damages, liabilities, penalties, punitive damages, expenses, reasonable legal fees and costs of any kind or amount whatsoever, which result from the negligence of or breach of this Agreement by the indemnifying party, its respective successors and assigns that occurs in connection with this Agreement. This section remains in full force and effect even after termination of the Agreement by its natural termination or the early termination by either party.

11.	COMPLIANCE

11.1	Under this Agreement, the Parties shall strictly comply with all applicable laws, codes and regulations, and specifically with any personal data protection, health, safety and environmental laws, ordinances, codes and regulations of any jurisdiction where this Agreement may be performed.

11.2	For the avoidance of doubt, the Parties shall comply, and shall ensure that each of its principals, owners, shareholders, officers, directors, employees and agents complies, with all applicable anti-bribery and corruption laws in any business dealings and activities undertaken in connection with this Agreement.

12.	SEVERABILITY

In the event any provision of this Agreement is deemed invalid or unenforceable, in whole or in part, that part shall be severed from the remainder of the Agreement and all other provisions should continue to be in full force and effect as valid and enforceable.

13.	NO WAIVER, VARIATION AND ASSIGNMENT

13.1	No variation to, or assignment of, this Agreement shall be effective without the prior written consent of all Parties.

13.2	Any waiver of any breach of this Agreement shall not be deemed to apply to any succeeding breach of the provision or of any other provision of this Agreement.

13.3	No failure to exercise and no delay in exercising on the part of any of the Parties hereto any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.	ENTIRE AGREEMENT

The Parties acknowledge and agree that this Agreement represents the entire agreement between the Parties. In the event that either of the Party desires to change, add or otherwise modify any terms, the Party shall notify and with written consent from the other Party of such intention to change, add or otherwise modify of this Agreement.

15.	LEGAL AND BINDING AGREEMENT

Except as otherwise expressly provided in this Agreement, the rights and obligations of the Parties under Clauses 4, 5, 6, 7, 8, 9 and 10 shall survive the expiration or termination of this Agreement for any reason.

16.	JURISDICTION

This Agreement and all matters arising from or connected with it shall be governed by, construed and interpreted under the laws of Malaysia.

17.	COUNTERPARTS

This Agreement may be executed and delivered (including by facsimile transmission) in several counterparts, each of which when so executed and delivered will be deemed to be an original copy of the same document.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, each by its duly authorized representative, as of the date first above written.

Signed by
For and on behalf of
REVEILLON GROUP LIMITED

Name:
Designation:

Signed by
For and on behalf of
SMART BRIDGE TECNOLOGIES LIMITED

Name:
Designation: